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                                                                  EXHIBIT 11.1

                       INSIGNIA SOLUTIONS PLC
   STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
          (in thousands except per share data, unaudited)

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                                                                   Three months ended            Six months ended
                                                                        June 30,                      June 30,
                                                             ---------------------------   --------------------------
                                                                 1998           1997           1998           1997
                                                             -----------   ------------    -----------    -----------
Net income (loss)                                              $(3,677)       $(2,536)        $3,955        $(7,225)
                                                             ---------      ---------        -------       --------
                                                             ---------      ---------        -------       --------
Calculation of basic earnings (loss) per share:
Weighted average number of ordinary shares
   outstanding used in computation                              12,111         11,616         12,094         11,573
                                                             ---------      ---------        -------       --------
                                                             ---------      ---------        -------       --------
Basic earnings (loss) per share                                 $(0.30)        $(0.22)         $0.33         $(0.62)
                                                             ---------      ---------        -------       --------
                                                             ---------      ---------        -------       --------
Calculation of diluted earnings (loss) per share:
Weighted average number of ordinary shares
   outstanding used in computation                              12,111         11,616         12,094         11,573

Net effect of dilutive stock options outstanding                     -              -            264              -
                                                             ---------      ---------        -------       --------
Weighted average number of shares and
   share equivalents                                            12,111         11,616         12,358         11,573
                                                             ---------      ---------        -------       --------
                                                             ---------      ---------        -------       --------
Diluted earnings (loss) per share                               $(0.30)        $(0.22)         $0.32         $(0.62)
                                                             ---------      ---------        -------       --------
                                                             ---------      ---------        -------       --------
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